F-3ASR

As filed with the Securities and Exchange Commission on June 30, 2021

No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Azul S.A.
(Exact name of Registrant as specified in its charter)

N/A
(Translation of the Registrant's name into English)

Federative Republic of Brazil (State or other jurisdiction of incorporation or organization)	4512 (Primary Standard Industrial Classification Code Number)	Not applicable (I.R.S. Employer Identification No.)

Edifício Jatobá, 8th floor, Castelo Branco Office Park
Avenida Marcos Penteado de Ulhôa Rodrigues,
939, Tamboré, Barueri, São Paulo, SP 06460-040, Brazil.
+55 (11) 4831 2880
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Stuart K. Fleischmann, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022	Roberta B. Cherman, Esq. Shearman & Sterling LLP Av. Brigadeiro Faria Lima, 3400, 17 Floor São Paulo, SP 04538-132

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum aggregate price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Debt Securities	(2)	(2)	(2)	(2)
Preferred shares including in the form of ADSs(1)	(2)	(2)	(2)	(2)
Warrants	(2)	(2)	(2)	(2)

(1)	ADSs, each representing three preferred shares, issuable upon deposit of the preferred shares being registered hereby, have been or will be registered under a separate registration statement on Form F-6. A separate registration statement on Form F-6 (File No. 333-215925) was filed on February 7, 2017, and amended on March 17, 2017, to register ADSs.
(2)	A currently indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant hereby elects to defer payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis pursuant to Rule 456(b).

PROSPECTUS

Azul S.A.

(Incorporated in the Federative Republic of Brazil)

Debt Securities
Preferred Shares including Preferred Shares
in the form of American Depositary Shares
Warrants

We may from time to time in one or more offerings offer and sell our (i) debt securities, which may be senior, subordinated or junior subordinated and convertible or non-convertible; (ii) preferred shares, directly or in the form of American depositary shares, or ADSs, each of which represents three preferred shares (which ratio may be changed, as described in "Description of American Depositary Shares"); or (iii) warrants (the preferred shares offered directly and in the form of ADSs are collectively referred as the equity securities, and together with the debt securities and the warrants are referred as the securities). The preferred shares may be evidenced by an American depositary receipt, or ADR, or may be held in uncertificated form (as described in "Description of American Depositary Shares").

In addition, from time to time, the selling shareholders to be named in an applicable prospectus supplement, or the selling shareholders, may offer and sell the equity securities held by them. The selling shareholders may sell the equity securities through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the equity securities by the selling shareholders.

The securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of the securities, their compensation and any options to purchase additional securities granted to them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of the securities, see the section entitled "Plan of Distribution" beginning on page 45 of this prospectus.

This prospectus describes some of the general terms that may apply to the securities. We and the selling shareholders, as applicable, will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. To the extent the applicable prospectus supplement is inconsistent, information in this prospectus is superseded by the information in the applicable prospectus supplement. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities.

Our ADSs are currently listed on the New York Stock Exchange, or NYSE, under the symbol "AZUL". On June 29, 2021, the last reported sale price of our ADSs on NYSE was US$26.82 per ADS. Our preferred shares are currently listed on the Level 2 (Nível 2) segment of the São Paulo Stock Exchange (B3 S.A.—Brasil, Bolsa, Balcão), or B3, under the symbol "AZUL4". On June 29, 2021, the last reported sale price of our preferred shares on B3 was R$44.53 per preferred share, equivalent to US$9.02 per preferred share, assuming an exchange rate as of June 29, 2021, which is R$4.94 to US$1.00, and, with each ADS representing three preferred shares, this is equivalent to US$27,05 per ADS. The applicable prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investments in the securities involve risks. See "Risk Factors" on page 7 of this prospectus. You should carefully consider the risks and uncertainties discussed under the heading "Risk Factors" included in the applicable prospectus supplement or under similar headings in other documents which are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission, or the SEC, the Brazilian Securities Commission (Comissão de Valores Mobiliários), or the CVM, nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 30, 2021.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information.

The securities are not being offered in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of the applicable document.

In this prospectus, references to "Azul," the "Company," "we," "us" and "our" refer to Azul S.A., a sociedade por ações incorporated under the laws of the Federative Republic of Brazil, or Brazil, and its subsidiaries on a consolidated basis, unless the context requires otherwise.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we may, at any time and from time to time, offer and sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits and the documents incorporated by reference in the registration statement. Statements contained in this prospectus or an applicable prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should carefully read this document and the applicable prospectus supplement. You should also read the documents we have referred you to under "Where You Can Find More Information" below for information on the Company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC's website as described under "Where You Can Find More Information."

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, in the applicable prospectus supplement, or any documents incorporated by reference is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since then.

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WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov. Certain of these documents can also be obtained on our website as described under "Azul S.A." Our website and the information contained in it or connected to it shall not be deemed to be incorporated by reference in this prospectus or any supplement hereto.

As a foreign private issuer, we are not subject to the same disclosure requirements as a domestic U.S. registrant under the Exchange Act. For example, we are not required to prepare and issue quarterly reports. However, we will be required to file annual reports on Form 20-F within the time period required by the SEC, which is currently four months from December 31, the end of our fiscal year. As a foreign private issuer, we are exempt from Exchange Act rules regarding proxy statements and short-swing profits.

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC and does not contain all of the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. We have also filed a registration statement with the SEC on Form F-6 on February 7, 2017, as amended on March 17, 2017, to register the ADSs.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later.

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC. We are "incorporating by reference" into this prospectus specific documents that we filed with or furnished to the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of all of the securities covered by a particular prospectus supplement has been completed.

We are incorporating by reference into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

•	Azul's Annual Report on Form 20-F for the year ended December 31, 2020 filed with the SEC on April 30, 2021 (the "2020 Annual Report");
•	Azul's report on Form 6-K furnished to the SEC on June 7, 2021 containing a discussion of Azul’s financial information and results as of March 31, 2021 and for the three months ended March 31, 2021 and 2020 together with accompanying unaudited interim condensed consolidated financial statements as of March 31, 2021 and for the three months ended March 31, 2021 and 2020;
•	Azul's report on Form 6-K furnished to the SEC on May 24, 2021 updating the market on the Codeshare Agreement with LATAM Airlines;
•	Azul's report on Form 6-K furnished to the SEC on June 11, 2021 announcing the pricing of an offering of US$600 million aggregate principal amount of 7.250% Senior Notes due 2026 issued by Azul´s affiliate Azul Investments LLP and guaranteed by Azul and Azul Linhas Aéreas Brasileiras S.A., or ALAB;
•	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and
•	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Unless otherwise stated herein, any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently dated or filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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The documents incorporated by reference in this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, without charge, upon written or oral request. Requests for such copies should be directed to the following:

Azul S.A.
Edifício Jatobá, 8th floor, Castelo Branco Office Park
Avenida Marcos Penteado de Ulhôa Rodrigues,
939, Tamboré, Barueri, São Paulo, SP 06460-040, Brazil
Telephone Number: +55 (11) 4831-2880
Attention: Investor Relations Department

Certain of these documents can also be obtained on our website https://ri.voeazul.com.br. Reference to this “uniform resource locator” or “URL” is made as an inactive textual reference for informational purposes only.

Except as provided above, no other information, including, but not limited to, our website and the information contained in it or connected to it shall be deemed to be incorporated by reference in this prospectus or any supplement hereto.

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FORWARD-LOOKING STATEMENTS

This prospectus, the registration statement of which it forms a part, each prospectus supplement and the documents incorporated by reference into these documents contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We use words such as "anticipates," "believes," "plans," "expects," "future," "intends," "will," "foresee" and similar expressions to identify these forward-looking statements. In addition, from time to time we or our representatives have made or may make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those discussed in "Risk Factors" included in documents we file from time to time with the SEC that are incorporated by reference herein, including in our most recent Annual Report on Form 20-F, which is incorporated by reference herein. Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which reflect management's opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we have made or will make in our reports to the SEC on Forms 20-F and on Forms 6-K that are designated as being incorporated by reference into this prospectus. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.

These estimates and forward-looking statements are based mainly on our current expectations and estimates of future events and trends that affect or may affect our business, financial condition, results of operations, cash flow, liquidity, prospects and the trading price of our preferred shares, including in the form of ADSs. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to many significant risks, uncertainties and assumptions and are made in light of information currently available to us.

These statements appear throughout this prospectus, the registration statement of which it forms a part, each prospectus supplement and the documents incorporated by reference, and include statements regarding our intent, belief or current expectations in connection with:

•	the economic, financial and other effects of the outbreak of the 2019 novel strain of coronavirus, or COVID-19, particularly as such factors impact Brazil and the other markets in which we operate and continue to cause severe ongoing negative macroeconomic effects and disruptions to financial markets and the global economy, with a significant impact on the ability of businesses, including ours, to operate normally, thus heightening many of the other risks described in this prospectus under “Risk Factors;”
•	the duration and spread of the COVID-19 pandemic and the outbreak of diseases or similar public health threats;
•	developments and the perception of risks in connection with ongoing corruption and other investigations and increasing fractious relations and infighting within the administration of President Bolsonaro, as well as policies and potential changes to address these matters or otherwise, including economic and fiscal reforms and in response to the ongoing effects of the COVID-19 pandemic, any of which may negatively affect growth prospects in the Brazilian economy as a whole;
•	our ability to implement in a timely and efficient manner, any measure necessary to respond to or reduce the impacts of developments related to the COVID-19 pandemic on our business, operations, cash flow, prospects, liquidity and financial conditions;
•	changes in market prices, customer demand and preferences and competitive conditions;
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•	general economic, political and business conditions in Brazil, particularly in the geographic markets we serve as well as any other countries we currently serve and may serve in the future;
•	our ability to keep costs low;
•	existing and future governmental regulations;
•	increases in maintenance costs, fuel costs and insurance premiums;
•	our ability to maintain landing rights in the airports that we operate;
•	air travel substitutes;
•	labor disputes, employee strikes and other labor-related disruptions, including in connection with negotiations with unions;
•	our ability to attract and retain qualified personnel;
•	our aircraft utilization rate;
•	defects or mechanical problems with our aircraft;
•	our ability to successfully implement our growth strategy, including our expected fleet growth, passenger growth, our capital expenditure plans, our future joint venture and partnership plans, our ability to enter new airports (including certain international airports), that match our operating criteria;
•	management’s expectations and estimates concerning our future financial performance and financing plans and programs;
•	our level of debt and other fixed obligations;
•	our reliance on third parties, including changes in the availability or increased cost of air transport infrastructure and airport facilities;
•	inflation, appreciation, depreciation and devaluation of the real;
•	our aircraft and engine suppliers; and
•	other factors or trends affecting our financial condition or results of operations, including those factors identified or discussed as set forth under “Risk Factors” and in our 2020 Annual Report, incorporated by reference herein.
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RISK FACTORS

Any investment in the securities involves a high degree of risk. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus or any applicable prospectus supplement, including the risk factors incorporated by reference from our 2020 Annual Report, including the categories of risks identified and discussed in the "Risk Factors" section of the 2020 Annual Report, which may be amended, supplemented or superseded from time to time by any applicable prospectus supplement and by other reports we file with the SEC in the future that are incorporated herein by reference. We encourage you to read these risk factors in their entirety. In addition to these risks, other risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business operations and financial condition. Such risks could cause actual results to differ materially from anticipated results. This could cause the trading price of the securities to decline, perhaps significantly, and investors may lose part or all of their investment. You should not purchase the securities described in this prospectus unless you understand and know you can bear all of the investment risks involved.

In general, investing in the securities of issuers in emerging market countries such as Brazil involves risks that are different from the risks associated with investing in the securities of U.S. companies and companies located in other countries with more developed capital markets.

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OFFER STATISTICS AND EXPECTED TIMETABLE

We will set forth in the applicable prospectus supplement or other offering materials a description of the offer statistics and expected timetable of any offering of securities which may be offered under this prospectus. The prospectus supplement or any other offering materials may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any prospectus supplement or other offering materials before you invest in any of our securities.

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CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

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AZUL S.A.

Azul was founded on January 3, 2008 by entrepreneur David Neeleman and began operations on December 15, 2008. Backed by Mr. Neeleman and other strategic shareholders, we have benefitted from our partnerships and have invested in a robust and scalable operating platform. We have a management team that effectively combines local market expertise with diversified international experience and knowledge of best practices from the United States, the largest aviation market in the world.

We are incorporated as a Brazilian sociedade por ações under the corporate name Azul S.A. Our headquarters are at Edifício Jatobá, 8th floor, Castelo Branco Office Park, Avenida Marcos Penteado de Ulhôa Rodrigues, 939, Tamboré, Barueri, São Paulo, SP 06460-040, Brazil. We are registered with the Board of Trade of the state of São Paulo under corporate registration number, or NIRE, number 35.300.361.130. We have been registered with the CVM as a publicly held corporation since April 7, 2017. Our website is https://ri.voeazul.com.br (reference to this “uniform resource locator” or “URL” is made as an inactive textual reference for informational purposes only). Our website and the information contained on our website are not incorporated by reference, and are not to be considered a part of, this prospectus or any supplement hereto.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities offered by us as set forth in the applicable prospectus supplement.

We will not receive any proceeds from the sale of securities to be offered by any of the selling shareholders pursuant to this prospectus and the applicable prospectus supplement.

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INTERESTS OF EXPERTS AND COUNSEL

None of our named experts or counsel has been employed by us on a contingent basis, owns an amount of shares in Azul or our subsidiaries which is material to them, or has a material, direct or indirect economic interest in us or depends on the success of the securities which may be offered under this prospectus. Any update or change in the interests of our named experts and counsel will be included in a prospectus supplement or other offering materials relating to an offering of our securities.

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DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the debt securities, preferred shares and warrants, directly or in the form of ADSs, that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

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DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities, which may be senior, subordinated or junior subordinated, and which may be convertible. We may issue debt securities in one or more series.

Any debt securities that we issue will be governed by a document called an indenture. The form of indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The indenture is a contract entered into between us and a trustee. The trustee has two main roles:

•	first, the trustee can enforce your rights against us if we default, although there are some limitations on the extent to which the trustee acts on your behalf that are described in the indenture; and
•	second, the trustee performs administrative duties for us, such as sending interest payments to you, transferring your debt securities to a new buyer if you sell and sending notices to you.

Together or separately, we may issue as many distinct series of debt securities under the indenture as are authorized by the corporate bodies that are required under applicable law and our corporate organizational documents to authorize the issuance of debt securities. Specific issuances of debt securities will also be governed by a supplemental indenture, an officer's certificate or a document evidencing the authorization of any such corporate body, as will be described in na applicable prospectus supplement.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities will be described in the applicable prospectus supplement. The terms of the debt securities will include those set forth in the indenture and any related securities documents and terms made a part of the indenture by the Trust Indenture Act of 1939. You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and any related security documents, if any, in their entirety before investing in our debt securities. Capitalized terms used in the summary have the meanings specified in the indenture.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and aggregate principal amount of the series of debt securities;
•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;
•	whether the debt securities will be senior, subordinated or junior subordinated, and any applicable subordination provisions for any subordinated debt securities;
•	any restriction or condition on the transferability of the debt securities;
•	whether the debt securities are secured and the terms of such security;
•	the purchase price, denomination and any limit upon the aggregate principal amount of the series of debt securities;
•	the date or dates on which the principal of and premium, if any, on the series of debt securities is payable or the method of determination thereof;
•	the interest rate(s) at which the series of debt securities will bear interest or the method for determining the interest rate(s), the date or dates from which such interest will accrue or the method for determining that date or those dates, the dates on which interest will be payable and the regular record date, if any, for the interest payable on any interest payment date;
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•	the place or places where the principal, any premium and any interest on the series of debt securities will be payable;
•	the place or places where the series of debt securities may be exchanged or transferred;
•	any redemption or early repayment provision;
•	our obligation or right to redeem, purchase or repay the series of debt securities under a sinking fund, amortization or analogous provision;
•	authorized denominations;
•	the form or forms of the debt securities of the series including such legends as may be required by applicable law;
•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the series of debt securities will be payable;
•	the time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;
•	the portion of the principal amount that will be payable upon declaration of acceleration in connection with the occurrence of an event of default or the method by which such portion will be determined;
•	any covenants applicable to the series of debt securities being issued, any defaults and events of default applicable to the series of debt securities being issued, and whether those additional or modified events of default or covenants are subject to covenant defeasance;
•	provisions, if any, granting special rights to holders upon the occurrence of specified events;
•	whether provisions relating to covenant defeasance and legal defeasance apply to that series of debt securities;
•	provisions relating to satisfaction and discharge of the indenture;
•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	the identity of the registrar and any paying agent;
•	whether such debt securities will be issued in whole or in part in the form of one or more global securities, the identity of the depositary for global securities, the form of any legends borne by the global securities and the terms upon which beneficial interests in a global security may be exchanged in whole or in part for beneficial interests in individual definitive securities;
•	the date as of which any global security of any series shall be dated if other than the original issuance of the first security of the series to be issued;
•	whether the series of debt securities are convertible or exchangeable into other securities, including in the form of attached or separately trading warrants to acquire securities; and
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•	any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the Trust Indenture Act of 1939, as amended, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture. In addition, we will describe in the applicable prospectus supplement, material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars.

Unless we inform you otherwise in a prospectus supplement, debt securities will be issued in fully registered form without coupons and in denominations of $200,000 and multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement or free writing prospectus, as the case may be. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement or free writing prospectus, as the case may be.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF CAPITAL STOCK

The following is a brief summary of certain significant provisions of our bylaws, Brazilian corporate law, and the rules and regulations of the CVM and of the Level 2 segment of B3. This discussion does not purport to be complete and is qualified by reference to our bylaws, and of those laws, rules and regulations. For a summary of certain of your rights as a shareholder of a company listed on the Level 2 segment of B3, see "—Voting Rights" below.

General

We are incorporated as a Brazilian sociedade por ações under the corporate name Azul S.A. Our headquarters are at Edifício Jatobá, 8th floor, Castelo Branco Office Park, Avenida Marcos Penteado de Ulhôa Rodrigues, 939, Tamboré, Barueri, São Paulo, SP 06460-040, Brazil. We are registered with the Board of Trade of the state of São Paulo under corporate registration number, or NIRE, number 35.300.361.130. We have been registered with the CVM as a publicly held corporation since April 7, 2017.

Our preferred shares are listed on the Level 2 segment of B3 since April 11, 2017. This listing requires us to comply with the corporate governance and disclosure rules of the Level 2 segment of B3.

Issued Capital Stock

As of March 31, 2021, our total capital stock was R$2.3 billion, fully paid-in and divided into 1,262,514,441 shares, all nominative, in book-entry form and without par value, consisting of 928,965,058 common shares and 333,549,383 preferred shares.

Treasury Stock

As of March 31, 2021, we had 312,461 preferred shares in our treasury.

Corporate Purpose

The corporate purpose of our Company, as stated in our bylaws, is as follows:

•	to hold direct or indirect equity interest in other companies of any type whose activities include:
•	explore scheduled and non-scheduled air transportation services of passengers, cargo and mailbags, in Brazil and abroad, according to the concessions granted by the relevant authorities;
•	explore additional air charter transportation activities for passengers, cargo and mailbags;
•	render services of maintenance and repair of own and third-party aircraft, engines, items and parts;
•	render hangarage services for aircraft, engines, items and parts;
•	render services of runway, flight attendance and aircraft cleaning;
•	purchase and lease aircraft and other related assets;
•	develop and manage its own customer loyalty program or customer loyalty programs of third parties;
•	sell redemption rights regarding awards under the customer loyalty program;
•	explore Travel Agency and Tourism businesses; and
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•	develop other activities that are connected, incidental, additional or related to the above-mentioned activities.

Shareholders' Agreement

General

On May 25, 2012, and as amended from time to time, our principal shareholder entered into an Investment Agreement with the former shareholders of TRIP Linhas Aéreas S.A., or TRIP, referred to herein as the Investment Agreement, which provides TRIP's former shareholders with certain rights related to the control of our Company. On June 26, 2015, the Investment Agreement was amended by the Fourth Amendment to the Investment Agreement to include Calfinco, Inc., or Calfinco, as a party, and on August 3, 2016, the Investment Agreement was amended by the Fifth Amendment to the Investment Agreement to include Hainan Airlines Holding Co., Ltd., or Hainan, as a party. On September 1, 2017, upon completion of our initial public offering, we, Mr. Neeleman, TRIP’s former shareholders, Calfinco, and Hainan entered into a Shareholders’ Agreement as per the provisions of the Investment Agreement with the purpose of assigning each party certain and specific rights.

In June 2018, we announced a secondary public offering pursuant to which Hainan sold 19,379,335 ADSs representing all of Hainan’s preferred shares held in our company. The offering price was US$16.15 per ADS and no other shareholder of Azul sold its ADSs or preferred shares in the offering. As a result, Hainan is no longer bound to our Shareholders’ Agreement nor has the right to appoint any members of our board of directors. Consequently, the three members of our board of directors appointed by Hainan and elected in 2016 resigned to their positions in June 2018, following the closing of the offering.

On April 1, 2021, we completed the execution of an amendment to the Shareholders' Agreement to formalize that (i) Hainan was no longer a shareholder of the Company, and therefore Hainan had no further rights and obligations under the Shareholders' Agreement and (ii) Calfinco transferred all its rights and obligations thereunder to Calfinco Cayman Ltd, or Calfinco Cayman.

Under the Shareholders' Agreement, for as long as TRIP's former shareholders collectively hold at least 5% of our common shares, a majority of TRIP's former shareholders is required in order to approve any changes that, by amending the following provisions of our bylaws, may materially affect the rights of TRIP's former shareholders:

•	the quorum required for decisions of our board of directors;
•	the total number of directors of our board of directors (except if representation proportional to that which they had before such amendment is guaranteed);
•	the powers of our board of directors; and
•	the rules for calling, installing or reducing powers and other provisions regarding the meetings of our board of directors.

Furthermore, under the Shareholders' Agreement, for as long as TRIP's former shareholders collectively hold at least 5% of our common shares, changes to our bylaws that change the total number of directors of our board of directors, which must remain composed of 14 members, must necessarily be approved by a majority of TRIP's former shareholders. However, a majority of TRIP's former shareholders is not necessary to approve an amendment that increases the size of our board of directors if TRIP's former shareholders are guaranteed representation proportional to that which they had before such amendment.

Election of Board Members

As a general rule, pursuant to the Shareholders' Agreement, a person who has a relationship (including as an investor, manager, executive, employee, consultant or representative) with any of our competitors or their subsidiaries may not serve as a member of our board, unless the competitor or its subsidiary is one of our shareholders or an affiliate of a shareholder.

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Election of Board Members by David Neeleman

For so long as TRIP's former shareholders have the right to elect one or more directors pursuant to the mechanisms described above and subject to Calfinco Cayman right to appoint members of the board of directors, Mr. Neeleman may appoint the remaining members of the board of directors of the Company along with their alternates, and may dismiss or replace any of those members. In the event that the other holders of common shares or preferred shares exercise their right for multiple vote procedure in the election of members of the board of directors, in accordance with Brazilian corporate law, the number of directors elected by such shareholders shall be deducted from the number of directors that Mr. Neeleman has the right to appoint. Directors nominated by Mr. Neeleman shall qualify as Independent Directors, except if the minimum number of Independent Directors have already been reached pursuant to the nominations by the other shareholders.

Election of Board Members by TRIP's former shareholders

The Shareholders' Agreement provides that all the Principal Common Shareholders and the Principal Preferred Shareholders must vote in favor of electing directors as follows:

•	so long as TRIP's former shareholders collectively hold at least 20% of our common shares, they may appoint three directors, along with their alternates, and may dismiss or replace any of those three directors;
•	if TRIP's former shareholders collectively hold at least 10%, but less than 20% of our common shares, they may appoint two directors, along with their alternates, and may dismiss or replace both of those directors; and
•	if TRIP's former shareholders collectively hold at least 5%, but less than 10% of our common shares, they may appoint one director, plus an alternate, and may dismiss or replace such director.

Election of Board Members by Calfinco Cayman

The Shareholders' Agreement provides that all the Principal Common Shareholders and the Principal Preferred Shareholders must vote in favor of electing directors as follows:

•	so long as Calfinco Cayman holds at least 50% of the preferred shares resulting from the conversion of Class C preferred shares that were subscribed on June 26, 2015, Calfinco Cayman may appoint one director, along with his or her alternate, and may dismiss or replace this director.

Transfers of Shares

The tag-along right and right of first offer described below do not apply to transfers of common shares to the Principal Preferred Shareholders or to affiliates of the Principal Common Shareholders. In addition, shareholders must, in any event, submit any request for the transfer of common shares to the Agência Nacional de Aviação Civil, or the Brazilian National Civil Aviation Agency, for prior approval.

Tag-Along Rights

If Mr. Neeleman intends to sell any of his common shares to a third party, he must give TRIP's former shareholders an opportunity (i) to participate in the sale on the same terms and (ii) to sell an equivalent amount of common shares so that the proportion of common shares between Mr. Neeleman and TRIP's former shareholders remains the same. TRIP's former shareholders must give Mr. Neeleman the same opportunity if they intend to sell any of their common shares.

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Rights of First Offer

If Mr. Neeleman intends to sell any common shares in such a manner that, after such sale, the common shares held by Mr. Neeleman come to represent less than 50% plus one of our common shares, in each subsequent sale of common shares, he must first offer those shares to TRIP's former shareholders before offering them to any third party. His offer to TRIP's former shareholders must specify the number of common shares he intends to sell, the intended price per share, the payment conditions and any other relevant conditions. TRIP's former shareholders may then purchase those shares at or above the specified terms, as described in the Shareholders' Agreement.

If TRIP's former shareholders wish to sell any of their common shares, they must first offer those shares to Mr. Neeleman before offering them to any third party. Their offer to Mr. Neeleman must specify the number of common shares they intend to sell, the intended price per share, the payment conditions and any other relevant conditions. Mr. Neeleman may then purchase those shares at or above the specified terms.

If either Mr. Neeleman or TRIP's former shareholders, as the case may be, decline the right of first offer, the seller may pursue the intended sale to the third party at or above the price originally contemplated.

Termination

The Shareholders' Agreement will remain in effect until the earlier of twenty years as of the date of its execution or, with respect to TRIP's former shareholders’ rights under the Shareholders’ Agreement, such time as TRIP's former shareholders together hold less than 5% of our common shares.

Rights of our Common and Preferred Shares

Each of our common shares entitles the holder to cast one vote at our shareholders' meetings. Holders of our common shares that are fully paid-in may convert them into preferred shares, at the ratio of 75.0 common shares for 1.0 preferred share pursuant to our bylaws. However, the total number of preferred shares outstanding may never exceed 50% of our total shares.

Our preferred shares are non-voting, except with regard to certain limited matters for as long as we are listed on the Level 2 segment of B3, as described below under "—Voting Rights."

Our preferred shares have the following additional rights as compared to our common shares:

•	the right to participate in a public tender offer for control of Azul, on the same terms and conditions (taking into account the conversion ratio of 75.0 common shares to 1.0 preferred share) as are offered to our controlling shareholder (the minimum price per common or preferred share to be offered for such common or preferred shares shall be at least 75 times the price per share paid for the controlling stake);
•	the right to receive, upon any liquidation of Azul, capital reimbursement priority over common shares in an amount equal to our capital stock multiplied by the dividend participation to which the preferred shares are entitled (as determined by the formula set forth in Paragraph (l) of Article 54 of our bylaws);
•	the right to receive, upon any liquidation of Azul and after (i) any reimbursement provided by the capital reimbursement priority described above and (ii) the capital reimbursement of common shares in an amount equal to the total remaining assets payable to shareholders multiplied by the preferred shares' dividend participation; and
•	the right to receive dividends 75 times greater than the dividends payable on each common share.
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Reimbursement and Right of Withdrawal

Under Brazilian corporate law, "dissenting shareholders" including shareholders who have no voting rights have the right to withdraw from a company and receive full reimbursement for the value of all their shares in certain circumstances. For purposes of this right of withdrawal, "dissenting shareholders" include shareholders who vote against a specific resolution, as well as those who abstain from voting or fail to appear at the shareholders' meeting.

This right of withdrawal and reimbursement arises if any of the following matters are decided upon at a shareholders' meeting:

1.	creation of a new class of preferred shares or a disproportionate increase in an existing class of preferred shares relative to other classes of shares, unless such action is provided for in or authorized by our bylaws, which, as of the date of this prospectus, is not the case;
2.	modification to the preference, privilege or conditions for redemption or amortization granted to one or more classes of preferred shares, or the creation of a new class of preferred shares with greater privileges than the existing classes of preferred shares;
3.	reduction of the mandatory dividend;
4.	consolidation or merger into another company;
5.	participation in a group of companies (grupo de sociedades), as defined by Brazilian corporate law;
6.	the transfer of all shares to another company or receipt of shares by another company, in such a way as to make the company whose shares were transferred a wholly-owned subsidiary of the other;
7.	changes to our corporate purpose; or
8.	a spin-off that results in (i) a change to our corporate purpose (unless the spun-off company's assets and liabilities are transferred to a company that has substantially the same corporate purpose); (ii) a reduction in any mandatory dividend (although in our case, our preferred shares do not carry mandatory dividends); or (iii) any participation in a group of companies.

In the case of items 1. and 2. above, only holders of the class or type of shares adversely affected may exercise a right of withdrawal.

The right of withdrawal also arises if a spin-off or merger occurs but the new company fails to register as a public stock corporation (and, if applicable, fails to list its shares on the stock exchange) within 120 days of the date of the shareholders' meeting that approved the spin-off or merger.

In the event that our shareholders approve any resolution for us to:

•	consolidate or merge with another company;
•	transfer all our shares to another company or acquire all the shares of another company; or
•	become part of a group of companies,

then any dissenting shareholder may exercise a right of withdrawal, but only if that shareholder's class of shares fails to satisfy certain liquidity tests at the time of the shareholders' meeting approving the merger, acquisition, sale or consolidation.

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The right of withdrawal expires 30 days after publication of the minutes of the shareholders' meeting that approved the relevant event. In addition, any resolution regarding items 1. or 2. above requires ratification by the majority of shareholders holding preferred shares at a special shareholders' meeting to be held within one year. In such cases, the 30-day deadline begins on the date of publication of the minutes of the special shareholders' meeting. If we were to believe that the exercise of withdrawal rights would be prejudicial to our financial stability, we would have ten days after the expiration of that 30-day deadline to reconsider the resolution that triggered the withdrawal rights.

Brazilian corporate law provides that in order for any withdrawal rights to be exercised, any shares to be withdrawn and redeemed must have a value greater than the book value per share, calculated by reference to the latest balance sheet approved at a shareholders' meeting. If more than 60 days have passed since the date of that balance sheet, the shareholders wishing to exercise the withdrawal right may request a new valuation.

The sale of our controlling stake in ALAB to a third party would be considered a change in our corporate purpose, which would give our shareholders withdrawal rights.

Capital Increases and Preemptive Rights

Each of our shareholders has preemptive rights to subscribe for any new shares that increase our capital stock (and any warrants or other securities convertible into new shares) in direct proportion to the equity interest held by them, considering the participation in dividends. Preemptive rights may be exercised during the period of up to 30 days following the publication of notice of the capital increase. If the capital increase applies in equal proportion to all existing types and classes of shares, each shareholder's preemptive rights would apply only to the type and class of shares currently held by such shareholder. If, however, an exercise of preemptive rights would result in a change to the proportional composition of our capital stock, the preemptive rights may be exercised over the types and classes identical to those already held by the shareholders only. The preemptive rights may only extend to any other shares if necessary to ensure the shareholders receive the same proportion of our capital stock as they had prior to the increase in capital. If the shares being issued are of types and classes that are different from the existing shares, each shareholder may exercise preemptive rights (in proportion to the shares currently held) over all the types and classes of shares being issued.

Our bylaws provide that the preemptive rights may be excluded, or the deadline for exercise may be shortened, if we issue shares (or warrants or other securities convertible into new shares) through a public offering or a sale on a stock exchange, or by means of an exchange for shares in a public tender offer or acquisition of control.

In addition, the grant of options to purchase shares under stock option plans does not give rise to preemptive rights.

Dividend Rights

Dividends are allocated and distributed in accordance with Brazilian corporate law and our bylaws. According to Brazilian corporate law and our bylaws, our board of directors makes a recommendation to the annual shareholders’ meeting regarding the allocation of our net income for the preceding fiscal year, and the shareholders’ meeting decides upon the allocation. Under Brazilian corporate law, our board of directors may also approve intermediary dividend distributions.

Brazilian corporate law defines “net income” as the results for the fiscal year after deducting accrued losses, the provisions for income and social contribution taxes for that year and any amounts allocated to profit sharing payments to employees and management. Management is only entitled to any profit-sharing payment, however, after the shareholders are paid the mandatory dividend referred to below.

Brazilian corporate law requires the bylaws of a Brazilian company to specify a minimum percentage of available profits to be allocated to the annual distribution of dividends, known as mandatory dividends. The mandatory dividend must be paid to shareholders either as dividends or as interest on shareholders’ equity. The basis of the mandatory dividend is a percentage of net income, adjusted according to Article 202 of Brazilian corporate law.

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Under our bylaws, we must distribute every year at least 0.1% of our adjusted net income from the previous fiscal year as a dividend. Brazilian corporate law allows a company to suspend distribution of mandatory dividends if the board of directors advises the annual shareholders’ meeting that the distribution would not be advisable given the company’s financial condition. The fiscal council, if one is in place, must review any suspension of the mandatory dividend, and management must submit a report to the CVM setting forth the reasons for the suspension of dividends. Net income that is not distributed due to a suspension is allocated to a separate reserve account and, if not absorbed by subsequent losses, must be distributed as dividends as soon as the financial condition of the company permits.

Brazilian corporate law and our bylaws require us to hold an annual shareholders’ meeting by the fourth month following the closing of each fiscal year, in which, among other matters, shareholders must decide upon the distribution of annual dividends. The calculation of annual dividends is based on our audited consolidated financial statements for the immediately preceding fiscal year. Each holder of shares at the time a dividend is declared is entitled to receive dividends. In our case, holders of preferred shares have the right to receive dividends that are 75 times greater than the dividends attributed to each common share. Under Brazilian corporate law, dividends are generally required to be paid within 60 days from the date on which the dividend is declared, unless the shareholders’ resolution establishes another payment date. The dividend must be paid at the latest before the end of the year in which it is declared.

Shareholders have three years from the date of payment to claim their dividends or interest on shareholders’ equity, after which the unclaimed dividends or interest revert to us.

Voting Rights

Each of our common shares entitles the holder to cast one vote at our shareholders' meetings. Our preferred shares have no voting rights, except with regard to the following matters for as long as we are listed on the Level 2 segment of B3:

(i)	any direct conversion, consolidation, spin-off or merger of Azul;
(ii)	approval of any agreement between our company and our controlling shareholder(s) or parties related to the controlling shareholder, to the extent that Brazilian corporate law or our bylaws require that the agreement be submitted to the approval of a general shareholders' meeting;
(iii)	the valuation of any assets to be contributed to our Company in payment for shares issued in a capital increase;
(iv)	the appointment of an expert to ascertain the value of our shares in connection with (A) a mandatory tender offer; (B) a delisting and deregistration transaction; or (C) any decision to cease to adhere to the requirements of the Level 2 segment of B3;
(v)	any change in, or the revocation of, provisions of our bylaws that results in the violation of certain requirements of the Level 2 segment of B3;
(vi)	the matters set forth in the Panel Code;
(vii)	any change in, or the revocation of, provisions of our bylaws that amends or modifies any of the requirements provided for in (A) Paragraphs Ten to Twelve of Article 5 (restricted voting rights attached to preferred shares); (B) Article 12 (extraordinary measures requiring shareholder approval); to (C) Article 14 (governance of special shareholders' meetings) of our bylaws;
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(viii)	any change in, or the revocation of, provisions of our bylaws that amends or modifies any of the requirements provided for in (A) Paragraph Two of Article 15 (compensation of officers); (B) Article 30 (composition of our compensation committee), (C) Article 31 (functions of our compensation committee); (D) Article 32 (composition of our corporate governance committee); and (E) Article 33 (functions of our corporate governance committee) of our bylaws; and
(ix)	the compensation of our officers in accordance with Paragraph Two of Article 15 of our bylaws.

Items (i) through (vii) listed above are considered "special matters". Items (i) through (vii) require previous approval of a special preferred shareholders' meeting if our controlling shareholder holds shares representing a dividend percentage equal to or less than 50%, and item (vii) always requires previous approval of a special preferred shareholders' meeting.

In addition to the foregoing, the rights conferred on the preferred shareholders by the following articles of Brazilian corporate law may be exercised by our shareholders holding shares representing a percentage of dividend shares equal to the percentage of outstanding capital stock: (i) Article 4a—Introductory Paragraph (new valuation in the event of a public offer for the acquisition of shares for the closing of capital), (ii) Article 105 (filing lawsuits for access to corporate books), (iii) Sole Paragraph, Paragraph (c) and Paragraph (d) of Article 123 (convening an ordinary shareholders' meeting), (iv) Section Three of Article 126 (requesting a shareholders' directory), (v) Section One of Article 157 (requesting information from management at the annual shareholders' meeting), (vi) Section Four of Article 159 (filing a lawsuit against directors), (vii) Section Two of Article 161 (establishing a fiscal council), (viii) Section Six of Article 163 (requesting the provision of information by the fiscal council), (ix) Paragraph II of Article 206 (proposing a dissolution action), and (x) Paragraph 1(a) of Article 246 (filing an action for liability and redress against a parent company).

Under Brazilian corporate law, shares with no voting rights or restricted voting rights (which would include our preferred shares) carry unrestricted voting rights in the event the company fails, for three consecutive years, to pay the privileged minimum or fixed dividends to which the shares are entitled, if any. Our preferred shares are not entitled to privileged minimum or fixed dividends and accordingly do not carry unrestricted voting rights if our Company fails to distribute the mandatory dividend (which is applicable to both common and preferred shares).

Brazilian corporate law also provides that any change in the rights of preferred shareholders, or any creation of a class of preferred shares with greater privileges than the existing preferred shares, must be approved by the holders of common shares at a shareholders' meeting. Any such approval only becomes legally effective once it has been ratified by the majority of shareholders holding preferred shares at a special shareholders' meeting.

Under Brazilian corporate law, minority holders of our preferred shares (with no voting rights or restricted voting rights) jointly representing at least 10% of our total capital stock have the right to elect one member of our board of directors in a separate voting process. Preferred shareholders have the right to elect two members of our board of directors in a separate voting process, pursuant to our bylaws. In addition, minority shareholders whose holding of our common shares represents at least 15% of our total voting capital stock have the right to elect one director in a separate voting process. Holders of preferred shares and common shares that represent 10% of the total share capital may combine their holdings in order to benefit from these rights.

In addition, Brazilian corporate law provides that the following rights of shareholders may not be altered either in the bylaws or by shareholders' resolutions:

•	the right of holders of common shares to vote at general shareholders' meetings;
•	the right to participate in the distribution of dividends (including interest paid on our capital), and to share in our remaining assets in case of liquidation;
•	the right to subscribe for shares (or securities convertible into shares) in the circumstances summarized above; and
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•	the withdrawal rights summarized above.

Rights other than these unalterable rights may be granted or excluded in the bylaws or by shareholders' resolutions.

Shareholders' Meetings

Our board of directors has the power to call shareholders' meetings. Notice of shareholders' meetings must be published at least three times in the Diário Oficial do Estado de São Paulo, the official newspaper of the state of São Paulo. Our shareholders' meetings are held at our headquarters, in the city of Barueri, state of São Paulo. Shareholders attending a shareholders' meeting must produce proof of their status as shareholders and proof that they hold the shares entitling them to vote.

Certain extraordinary matters must be approved by shareholders holding preferred shares through an extraordinary shareholders' meeting. In the first instance, our preferred shareholders representing at least 25% of our preferred shares may call an extraordinary shareholders' meeting. In the second instance, our preferred shareholders representing any number of our preferred shares may call an extraordinary shareholders' meeting, subject to the regulations of the Level 2 segment of B3. If a specific quorum is not required by Brazilian corporate law or the regulations of the Level 2 segment of B3, resolutions may pass by a majority vote of the preferred shareholders present.

For a summary of how a holder of ADSs may receive information regarding and attend shareholders' meetings, see the section of this prospectus entitled "Description of American Depositary Shares."

Anti-Takeover Provisions

Differently from companies incorporated under the laws of the State of Delaware, the majority of Brazilian publicly-held companies do not employ "poison pill" provisions to prevent hostile takeovers. As most Brazilian companies have clearly identified controlling shareholders, hostile takeovers are rare and thus no developed body of case law addresses the limits on the ability of management to prevent or deter potential hostile bidders. Brazilian corporate law, Level 2 B3 rules and our bylaws require any party that acquires our control to extend a tender offer for common and preferred shares held by non-controlling shareholders at the same purchase price paid to the controlling shareholder.

In addition, any shareholder whose equity interest reaches 30% of our outstanding common shares, or the Relevant Shareholding Level must effect a tender offer for all of our outstanding common shares, preferred shares and instruments convertible to our common shares or preferred shares, under the terms of the Self-Regulatory Code on Mergers and Acquisitions, or the Panel Code, issued by the Takeover Panel Sponsors Association—CAF, or CAF, which code we adhere to (see "—Brazilian Takeover Panel (CAF)"). The price to be offered for our common shares in the tender offer will be the highest price paid for our common shares by the offer or during the twelve months prior to the day when the holder reached the Relevant Shareholding Level, adjusted for certain relevant corporate events such as dividends payments and stock splits. The price to be offered for each of our preferred shares and instruments convertible to our common shares in the tender offer will be a price 75 times higher than the price offered for each of our common shares.

However, as of May 31, 2021, the ACAF released a statement making public that the CAF’s activities have been discontinued. As a result, we are no longer subject to its Panel Code and are in the process of reviewing our bylaws to reflect CAF’s dissolution. Any such review will be disclosed in a report on Form 6-K or a prospectus supplement to this Prospectus. For more information on CAF, see "—Brazilian Takeover Panel (CAF)".

Principal Differences between Brazilian and U.S. Corporate Governance Practices

We are subject to the NYSE corporate governance listing standards. As a foreign private issuer, the standards applicable to us are considerably different to the standards applicable to U.S. listed companies. Under the NYSE rules, we are required only:

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•	to have an audit committee or audit board that meets certain requirements, pursuant to an exemption available to foreign private issuers, as discussed below;
•	to provide prompt certification by our chief executive officer of any material non-compliance with any corporate governance rules; and
•	to provide a brief description of the significant differences between our corporate governance practices and the NYSE corporate governance practice required to be followed by U.S. listed companies.

A summary of the significant differences between our corporate governance practices and those required of U.S. listed companies is included below.

Majority of Independent Directors

The NYSE rules require that a majority of the board must consist of independent directors. Independence is defined by various criteria, including the absence of a material relationship between the director and the listed company. Under the listing standards of Level 2 segment of B3, our board of directors must have at least five members, at least 20% of which must be independent. Also, Brazilian corporate law and the CVM have established rules that require directors to meet certain qualification requirements and that address the compensation and duties and responsibilities of, as well as the restrictions applicable to, a company's executive officers and directors. While our directors meet the qualification requirements of Brazilian corporate law and the CVM, we do not believe that a majority of our directors would be considered independent under the NYSE test for director independence. Brazilian corporate law requires that our directors be elected by our shareholders at a shareholders' meeting.

Executive Sessions

NYSE rules require that the non-management directors must meet at regularly scheduled executive sessions without management present. Brazilian corporate law does not have a similar provision. According to Brazilian corporate law, up to one-third of the members of the board of directors can be elected to officer positions. Our Chairman, David Neeleman, is a member of our board of directors. As a result, the non-management directors on our board do not typically meet in executive session.

Nominating committee, corporate governance committee and compensation committee

NYSE rules require that listed companies have a nominating/corporate governance committee and a compensation committee composed entirely of independent directors and governed by a written charter addressing the committee's required purpose and detailing its required responsibilities—although as a company the majority of whose voting shares are held by another group, we would not be required to comply with this rule. The responsibilities of the nominating/corporate governance committee include, among other things, identifying and selecting qualified board member nominees and developing a set of corporate governance principles applicable to the company. The responsibilities of the compensation committee, in turn, include, among other things, reviewing corporate goals relevant to the chief executive officer's compensation, evaluating the chief executive officer's performance, approving the chief executive officer's compensation levels and recommending to the board compensation of other executive officers, incentive compensation and equity-based plans.

We are not required under applicable Brazilian corporate law to have a nominating committee, corporate governance committee and compensation committee. Aggregate compensation for our directors and executive officers is established by our common and preferred shareholders at annual shareholders' meetings, and our directors at board of directors' meeting are required to determine the allocation of the aggregate compensation among their members and the officers.

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Audit Committee and Audit Committee Additional Requirements

NYSE rules require that listed companies have an audit committee that:

•	is composed of a minimum of three independent directors who are all financially literate;
•	meets the SEC rules regarding audit committees for listed companies;
•	has at least one member who has accounting or financial management expertise; and
•	is governed by a written charter addressing the committee's required purpose and detailing its required responsibilities.

The audit committee is elected by the board of directors.

All members of our audit committee either satisfy requirements of the SEC and NYSE applicable to U.S. audit committees or qualify with the Exchange Act Rule 10A-3 exemption.

Shareholder Approval of Equity Compensation Plans

NYSE rules require that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans (which may be approved for an undefined period), with limited exceptions. Under Brazilian corporate law, all stock option plans must be submitted for approval by the holders of our common shares. In addition, any issuance of new shares that exceeds our authorized share capital is subject to approval by holders of our common shares at a shareholders' meeting.

Corporate Governance Guidelines

NYSE rules require that listed companies adopt and disclose corporate governance guidelines. We comply with the corporate governance guidelines under applicable Brazilian law and the Level 2 segment of B3. We believe the corporate governance guidelines applicable to us under Brazilian law are consistent with the NYSE guidelines. We have adopted and observe the Policy of Material Fact Disclosure, which deals with the public disclosure of all relevant information as per CVM's Instruction No. 358 guidelines, and the Policy on Trading of Securities, which requires management to disclose all transactions relating to our securities, and which is required under Level 2 segment of B3.

Code of Business Conduct and Ethics

NYSE rules require that listed companies adopt and disclose a code of business conduct and ethics for directors, officers and employees, and promptly disclose any waivers of the code for directors or executive officers. Level 2 segment of B3 has a similar requirement.

We adopted a code of business conduct and ethics in May 2009, which regulates the conduct of our managers in connection with the disclosure and control of financial and accounting information and their access to privileged and non-public information. Our code of business conduct and ethics complies with the requirements of the Sarbanes-Oxley Act of 2002, the NYSE rules and Level 2 segment of B3 rules.

Internal Audit Function

NYSE rules require that listed companies maintain an internal audit function to provide management and the audit committee with ongoing assessments of the company's risk management processes and system of internal control.

Our internal auditing department works independently to conduct methodologically structured examinations, analysis, surveys and fact finding to evaluate the integrity, adequacy, effectiveness, efficiency and economy of the information systems processes and internal controls related to our risk management. The internal auditing department reports continually to our board of directors and audit committee and its activities are directly supervised by our audit committee, which acts under our board of directors, and is monitored by our audit and operational risk management superior committee. In carrying out its duties, the internal auditing department has access to all documents, records, systems, locations and people involved with the activities under review.

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Brazilian Takeover Panel (CAF)

On January 21, 2014, we entered into an agreement to adhere to the Panel Code issued by CAF, a non-statutory non-for-profit entity organized under private law, for the purpose of organizing, maintaining and administering the CAF (the “Panel Code”). Our Company, shareholders, directors, fiscal council members and members of any other entity with technical or consultative functions created by statutory provision will have to respect the principles and rules of the Panel Code and comply with the decisions that may be taken by CAF under the Panel Code in respect of all tender offers, takeovers, stock takeovers, mergers or spin-offs in connection with a takeover.

On May 31, 2021, the members of the Associação dos Apoiadores do CAF, or ACAF, released a statement making public the end CAF’s activities. As a result, we are no longer subject to the Panel Code.

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DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

Citibank, N.A., as depositary, will register and deliver the ADSs. Each ADS will, as of the date of this prospectus, represent the right to receive three preferred shares (which ratio may be changed, as described below) in registered form, deposited with the office of Banco Bradesco S.A. as custodian for the depositary. Each ADS will also represent the right to receive any other securities, cash or other property which may be received on behalf of the owner of the ADSs but not distributed by the depositary to the owners of ADSs because of legal restrictions or practical considerations. The principal executive office of the depositary is located at 388 Greenwich Street, New York, New York 10013.

The preferred shares are listed for trading on the Level 2 listing segment of the B3, and the ADSs are listed for trading on the New York Stock Exchange.

The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.

We do not treat ADS holders as our shareholders and accordingly ADS holders will not have shareholder rights. Brazilian law governs shareholder rights. The depositary, the custodian and their respective nominees will be the holders of the preferred shares underlying the ADSs. Holders of ADSs, have ADS holder rights. A deposit agreement among us, the depositary, you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder and beneficial owner rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. For directions on how to obtain copies of those documents, see "Where You Can Find Additional Information."

Holding the ADSs

How will you hold your ADSs?

You may hold ADSs (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name or through your broker or other financial institution, or (b) by holding ADSs in DRS. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly, by means of an ADR registered in your name. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on preferred shares or other deposited securities, after deducting its fees and expenses and any taxes and government charges. You will receive these distributions in proportion to the number of preferred shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our preferred shares) set by the depositary with respect to the ADSs.

•	Cash. The depositary will convert or cause to be converted any cash dividend or other cash distribution we pay on the preferred shares or any net proceeds from the sale of any preferred shares, rights, securities or other entitlements under the terms of the deposit agreement into U.S. dollars, if it can do so on a practicable basis and can transfer such U.S. dollars to the United States and will distribute the amount thus received. If such conversions or transfers are not practical or lawful or if any government approval or license is needed and cannot be obtained, the deposit agreement allows the depositary to either distribute the foreign currency only to those ADS holders to whom it is possible to do so, or hold or cause the custodian to hold the foreign currency for the account of the ADS holders who have not been paid and such funds will be held for the respective accounts of the ADS holders. The depositary will not invest the foreign currency and will not be liable for any interest for the respective accounts of the ADS holders.
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Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, will be deducted. See "Taxation." If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

•	Shares. For any preferred shares we distribute as a dividend or free distribution, either (1) the depositary will distribute additional ADSs representing the right to receive such preferred shares or (2) existing ADSs as of the applicable record date will represent rights and interests in the additional preferred shares distributed, to the extent reasonably practicable and permissible under law, in either case, net of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary will only distribute whole ADSs. It will try to sell preferred shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. The depositary may sell a portion of the distributed preferred shares sufficient to pay its fees and expenses in connection with that distribution. There can be no assurance that you will be given the opportunity to receive distributions under the same terms and conditions as the holders of preferred shares.
•	Elective Distributions in Cash or Shares. If we offer holders of our preferred shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice from us as described in the deposit agreement of such elective distribution by us, and if we have indicated that we wish to make such elective distribution available to you, has discretion to determine to what extent such elective distribution is lawful and reasonably practicable, and thus, whether it can be made available to you as a holder of the ADSs. The depositary will not make such elective distribution to you until we first timely instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is lawful to do so. The depositary could decide it is not lawful or reasonably practicable to make such elective distribution available to you. In such case, the depositary shall, on the basis of the same determination as is made in respect of the preferred shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing the right to receive preferred shares in the same way as it does in a share distribution. The depositary will not be obligated to make available to you a method to receive the elective dividend in preferred shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of preferred shares.
•	Rights to Purchase Additional Shares. If we offer holders of our preferred shares any rights to subscribe for additional shares, the depositary shall, having received timely notice as described in the deposit agreement of such distribution by us, consult with us, and determine whether it is lawful and reasonably practicable to make these rights available to you. The depositary will not make rights available to you unless we first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is lawful and reasonably practicable to do so, and such other documentation as is provided in the deposit agreement. If it is not lawful and reasonably practicable to make the rights available but it is lawful and reasonably practicable to sell the rights, the depositary will attempt to sell the rights and distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.
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If the depositary makes rights available to you, it will establish procedures to distribute such rights and enable you to exercise the rights upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary shall not be obliged to make available to you a method to exercise such rights to subscribe for preferred shares (rather than ADSs).

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

There can be no assurance that you will be given rights on the same terms and conditions as the holders of preferred shares or be able to exercise such rights.

•	Other Distributions. Subject to receipt of timely notice and satisfactory documents by the depositary, as described in the deposit agreement, from us with our request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and in accordance with the terms of the deposit agreement, the depositary will distribute to you anything else we distribute on deposited securities by any means it may deem practicable, upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary may attempt to sell all or a portion of the distributed property sufficient to pay its fees and expenses in connection with that distribution. If any of the conditions above are not met, the depositary will attempt to sell, or cause to be sold, what we distributed and distribute the net proceeds in the same way as it does with cash; or, if it is unable to sell such property, the depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, such that you may have no rights to or arising from such property.

The depositary is not responsible if it is unlawful or impracticable to make a distribution available to any ADS holders. We have no obligation to register ADSs, preferred shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, preferred shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our preferred shares or any value for them if we or the depositary determine that it is not lawful or not practicable for us or the depositary to make them available to you. The depositary will hold any cash amounts or property it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until a distribution can be effected or such amounts and property that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Transfer, Combination and Split Up of ADRs

If we change the nominal or par value of, split-up, cancel, consolidate or otherwise reclassify any of the deposited securities, or if we recapitalize, reorganize, merge, consolidate or sell our assets, any property which shall be received by the depositary or the custodian in exchange for, or in conversion of, or replacement of, or otherwise in respect of, the deposited securities shall, to the extent permitted by law, be treated as new deposited property under the deposit agreement, and the ADSs shall, subject to the provisions of the deposit agreement, any ADR(s) evidencing such ADSs and applicable law, represent the right to receive such additional or replacement deposited property. In connection with the foregoing, we may (i) issue and deliver additional ADSs as in the case of a stock dividend on the preferred shares, (ii) amend the deposit agreement and the applicable ADR(s), (iii) amend the applicable registration statement(s) in respect of the ADSs, (iv) call for the surrender of outstanding ADRs to be exchanged for new ADRs, and (v) take such other actions as are appropriate to reflect the transaction with respect to the ADSs.

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Deposit, Withdrawal and Cancellation

Which shares shall be accepted for deposit?

No preferred shares shall be accepted for deposit unless accompanied by confirmation or such additional evidence, if any is required by the depositary, that is reasonably satisfactory to the depositary and the custodian that all conditions to such deposit have been satisfied by the person depositing such preferred shares under the laws and regulations of Brazil and any necessary approval has been granted by the CVM, Banco Central do Brasil, or the Central Bank, or any governmental body in Brazil, if any, which is then performing the function of the regulator of currency exchange.

The depositary shall not be required to accept for deposit or maintain on deposit with the custodian (a) any fractional preferred shares or fractional deposited securities, or (b) any number of preferred shares or deposited securities which, upon application of the ratio of ADSs to deposited securities, would give rise to fractional ADSs.

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits preferred shares or evidence of rights to receive preferred shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, and upon presentation of the applicable deposit certification, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto. Your ability to deposit shares and receive ADSs may be limited by U.S. and Brazilian legal considerations applicable at the time of deposit.

How do ADS holders cancel an ADS?

You may present (or provide appropriate instructions to your broker to present) your ADSs to the depositary for cancellation and then receive the corresponding number of underlying preferred shares at the custodian's offices. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the preferred shares and any other deposited securities underlying the ADSs to you or a person you designate. The depositary may ask you to provide documents as the depositary may deem appropriate before it will cancel your ADSs and deliver the underlying preferred shares and any other property.

How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs and provided the continued availability of certified ADSs in the U.S., the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

If certain conditions in the deposit agreement are satisfied as further described below, you may instruct the depositary to vote the preferred shares or other deposited securities underlying your ADSs at any meeting at which holders of preferred shares or other deposited securities are entitled to vote pursuant to any applicable law, the provisions of our bylaws and other constitutive documents, and the provisions of or governing the deposited securities. Otherwise, you could exercise your right to vote directly if you withdraw the preferred shares. However, you may not know about the meeting sufficiently enough in advance to withdraw the preferred shares. Our preferred shares have limited voting rights. See "Description of Capital Stock—Voting Rights."

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Upon timely notice from us by regular, ordinary mail delivery, or by electronic transmission, as described in the deposit agreement, the depositary will notify you of the upcoming meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our bylaws and other constitutive documents, and the provisions of or governing the deposited securities, and arrange to deliver our voting materials to you. The materials will include or reproduce (a) such notice of meeting or solicitation of consents or proxies; (b) a statement that the ADS holders at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of our bylaws and other constitutive documents, and the provisions of or governing the deposited securities (which provisions, if any, shall be summarized in pertinent part by us), to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the preferred shares or other deposited securities represented by such holder's ADSs; and (c) a brief statement as to the manner in which such instructions may be given. Voting instructions may be given only in respect of a number of ADSs representing an integral number of preferred shares or other deposited securities. For instructions to be valid, the depositary must receive them in writing on or before the date specified by the depositary in its notice to ADS holders. The depositary will endeavor, insofar as practicable and permitted under applicable law, the provisions of the deposit agreement, our bylaws and the provisions of or governing the deposited securities, to vote or cause the custodian to vote the preferred shares or other deposited securities (in person or by proxy) as you instruct. The depositary will only vote or attempt to vote as you instruct provided that if the depositary timely receives voting instructions from you that fail to specify the manner in which deposited securities are to be voted, you will be deemed to have instructed the depositary to vote in favor of the items in the voting instructions. Preferred shares or other deposited securities represented by ADSs for which no specific voting instructions are received by the depositary from the ADS holder shall not be voted except as provided below. Without limiting any of the foregoing, to the extent the depositary does not receive voting instructions from ADS holders, the depositary will take such actions as are necessary, upon our written request and subject to applicable law and the terms of the deposited securities, to cause the amount of shares represented by ADSs of those ADS holders to be counted for the purpose of satisfying applicable quorum requirements.

If (i) we make a timely request to the depositary as contemplated above and (ii) no timely voting instructions are received by the depositary from you with respect to the deposited securities represented by your ADSs on or before the date established by the depositary for such purpose, the depositary shall deem you to have instructed the depositary to give a discretionary proxy to a person designated by our board of directors with respect to such deposited securities and the depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the deposit agreement, our bylaws and the provisions of the deposited securities, to give or cause the custodian to give a discretionary proxy to a person designated by our board of directors to vote such deposited securities; provided, however, that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which our board of directors informs the depositary that (x) the we do not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of preferred shares.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the preferred shares underlying your ADSs. In addition, there can be no assurance that you will be given the opportunity to vote or cause the custodian to vote on the same terms and conditions as the holders of our preferred shares.

The depositary and its agents are not liable for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the preferred shares underlying your ADSs are not voted as you request.

Compliance with Regulations

Information Requests

Each ADS holder and beneficial owner shall (a) provide such information as we or the depositary may request pursuant to law, including, without limitation, relevant Brazilian law, any applicable law of the United States of America, the rules and requirements of B3, our bylaws and other constitutive documents, any resolutions of our board of directors adopted pursuant to such bylaws, the requirements of any markets or exchanges upon which the preferred shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred, regarding the capacity in which they own or owned ADSs, the identity of any other persons then or previously interested in such ADSs and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of Brazil, our bylaws and other constitutive documents, and the requirements of any markets or exchanges upon which the ADSs or preferred shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs or preferred shares may be transferred, to the same extent as if such ADS holder or beneficial owner held preferred shares directly, in each case irrespective of whether or not they are ADS holders or beneficial owners at the time such request is made.

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Disclosure of Interests

Each ADS holder and beneficial owner shall comply with our requests pursuant to Brazilian law, the rules and requirements of the CVM and B3, and any other stock exchange on which the preferred shares are, or will be, registered, traded or listed or our bylaws and other constitutive documents, which requests are made to provide information, inter alia, as to the capacity in which such ADS holder or beneficial owner owns ADS and regarding the identity of any other person interested in such ADS and the nature of such interest and various other matters, whether or not they are ADS holders or beneficial owners at the time of such requests.

Delivery of Information to the CVM, the Central Bank and B3

We will comply with Brazil's Monetary Council Resolution No. 4,373, dated as of September 29, 2013, and will furnish to the CVM, the Central Bank and the B3, whenever required, information or documents related to the approved ADR program, the deposited securities and distributions thereon. The depositary and the custodian may release such information or documents and any other information as required by local regulation, law or regulatory body request.

Ownership Restrictions

We may restrict transfers of the preferred shares where such transfer might result in ownership of preferred shares exceeding limits imposed by applicable laws or our bylaws. We may also restrict, in such manner as we deem appropriate, transfers of the ADSs where such transfer may result in the total number of preferred shares represented by the ADSs owned by a single ADS holder or beneficial owner of ADSs to exceed any such limits. We may, in our sole discretion but subject to applicable law, instruct the depositary to take action with respect to the ownership interest of any ADS holder or beneficial owner of ADSs in excess of the limits set forth in the preceding sentence, including, but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or mandatory sale or disposition on behalf of an ADS holder or beneficial owner of ADSs of the preferred shares represented by the ADSs of such holder or beneficial owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and our bylaws. Notwithstanding the foregoing, neither we nor the depositary shall be obligated to ensure compliance with the foregoing ownership restrictions.

Reporting Obligations and Regulatory Approvals

Applicable laws and regulations, including those of the Central Bank, the CVM, the B3 and the Level 2 listing segment may require ADS holders and beneficial owners of preferred shares, including the ADS holders and beneficial owners of ADSs, to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. ADS holders and beneficial owners of ADSs are solely responsible for complying with such reporting requirements and obtaining such approvals, and pursuant to the deposit agreement, such holders and beneficial owners agree to make such determinations, file such reports, and obtain such approvals to the extent and in the form required by applicable laws and regulations as in effect from time to time and neither the depositary, the custodian nor we, nor any of their or our respective agents or affiliates shall be required to take any actions on behalf of such holders or beneficial owners to determine or satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

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Fees and Expenses

As an ADS holder, you will be required to pay the following service fees to the depositary and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs):

Service	Fees
Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property	Up to US$0.05 per ADS issued
Cancellation of ADSs, including in the case of termination of the deposit agreement	Up to US$0.05 per ADS cancelled
Distribution of cash dividends or other cash distributions	Up to US$0.05 per ADS held
Distribution of ADSs pursuant to share dividends, free share distributions or exercise of rights	Up to US$0.05 per ADS held
Distribution of securities other than ADSs or rights to purchase ADSs	Up to US$0.05 per ADS held
Depositary operation and maintenance services	Up to US$0.05 per ADS held

As an ADS holder, you will also be responsible to pay certain fees and expenses incurred by the depositary and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs) such as:

•	fees for the transfer and registration of preferred shares charged by the registrar and transfer agent for the preferred shares in Brazil (i.e., upon deposit and withdrawal of preferred shares);
•	expenses incurred for converting foreign currency into U.S. dollars;
•	expenses for cable, telex, electronic and fax transmissions and for delivery of securities;
•	taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when preferred shares are deposited or withdrawn from deposit);
•	fees and expenses incurred in connection with the delivery or servicing of preferred shares on deposit;
•	fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to preferred shares, deposited securities, ADSs and ADRs; and
•	any applicable fees and penalties thereon.

The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary and by the brokers (on behalf of their clients) delivering the ADSs to the depositary for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary to the holders of record of ADSs as of the applicable ADS record date.

The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients' ADSs in DTC accounts in turn charge their clients' accounts the amount of the fees paid to the depositary.

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Until the applicable depositary fees and expenses are paid, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder. The depositary may sell preferred shares or other depositary property held with respect to your ADSs and use the proceeds to satisfy your obligations to pay its fees and expenses.

Certain of the depositary fees and charges (such as the depositary services fee) may become payable shortly after the closing of the ADS offering. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes. The depositary may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary agree from time to time.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable, or which become payable, on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register or transfer your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for you. Your obligations under this paragraph shall survive any transfer of ADSs, any surrender of ADSs and withdrawal of deposited securities or the termination of the deposit agreement.

The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADSs or to release securities on deposit until all taxes and charges are paid by you. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations.

Each ADS holder will be responsible for the payment and/or reimbursement of any and all taxes effectively paid or incurred by us, the Depositary or the Custodian (including as a result of the execution of any symbolic foreign exchange transaction (operação simbólica de câmbio)) related to or as a result of a deposit of preferred shares and/or withdrawal or sale of deposited property by such ADS holder. Each ADS holder will be responsible for the reporting of any false or misleading information, or the failure to report required information relating to foreign exchange transactions to the custodian or the Central Bank, as the case may be, in connection with deposits or withdrawals of deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. The depositary will not consider to be materially prejudicial to your substantial rights any modification or supplement that are reasonably necessary for the ADSs to be registered under U.S. laws, in each case without imposing or increasing the fees and charges you are required to pay. In addition, the depositary may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

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How may the deposit agreement be terminated?

We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In such cases, the depositary must notify you at least 30 days before termination.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver preferred shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. At any time after the date of termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. After such sale, the depositary's only obligations will be to account for the money and other cash. After termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary and the custodian thereunder. The obligations of ADS holders and beneficial owners of ADSs outstanding as of the effective date of any termination shall survive such effective date of termination and shall be discharged only when the applicable ADSs are presented to the depositary for cancellation under the terms of the deposit agreement and the ADS holders have satisfied any and all of their obligations thereunder (including, but not limited to, any payment and/or reimbursement obligations which relate to prior to the effective date of termination but which payment and/or reimbursement is claimed after such effective date of termination).

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office at all reasonable times but solely for the purpose of communicating with other holders in the interest of business matters relating to the Company, the ADRs and the deposit agreement.

The depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADRs.

These facilities may be closed at any time or from time to time, when such action is deemed necessary or advisable by the depositary in connection with the performance of its duties under the deposit agreement or at our reasonable request, to the extent not prohibited by law.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary and the Custodian; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary and the custodian. It also limits our liability and the liability of the depositary and the custodian. We, the depositary and the custodian:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;
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•	are not liable if any of us or our respective controlling persons or agents are prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement and any ADR, by reason of any provision of any present or future law or regulation of the United States or any state thereof, Brazil or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of our bylaws or other constituent documents or any provision of or governing any deposited securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure);
•	are not obligated to perform any act that is inconsistent with the terms of the deposit agreement;
•	are not liable by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our bylaws or other constituent documents or provisions of or governing deposited securities;
•	disclaim any liability for any action or inaction of any of us or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting preferred shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by any of us in good faith to be competent to give such advice or information;
•	are not liable for any indirect, special, consequential or punitive damages for any breach of the terms of the deposit agreement;
•	disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADSs;
•	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;
•	are not obligated to appear in, prosecute or defend any action with respect to deposited property or the ADSs, except under the circumstances set forth in the deposit agreement; and
•	are not liable for any action or failure to act by any ADS holder relating to the ADS holder's obligations under any applicable Brazilian law or regulation relating to foreign investment in Brazil in respect of a withdrawal or sale of deposited securities, including, without limitation, any failure to comply with a requirement to register such investment pursuant to the terms of any applicable Brazilian law or regulation prior to such withdrawal or any failure to report foreign exchange transactions to the Central Bank, as the case may be.

The depositary and any of its agents also disclaim any liability (i) with respect to Brazil's system of share registration and custody, including any liability in respect of the unavailability of deposited securities (or any distribution in respect thereof), (ii) for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, (iii) the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, (iv) any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, (v) for any tax consequences that may result from ownership of ADSs, preferred shares or deposited securities, or (vi) for any acts or omissions made by a successor depositary.

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No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement. Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary bank and you as ADS holder. Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank (or its affiliates) to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will issue, deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of preferred shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any preferred shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;
•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and
•	compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal or delivery of deposited securities and (B) regulations it may establish, from time to time, consistent with the deposit agreement and applicable laws, including presentation of transfer documents.

The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we determine that it is necessary or advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs

You have the right to cancel your ADSs and withdraw the underlying preferred shares at any time except:

•	when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of preferred shares is blocked to permit voting at a shareholders' meeting; or (3) we are paying a dividend on our preferred shares;
•	when you owe money to pay fees, taxes and similar charges;
•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of preferred shares or other deposited securities; or
•	other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

This right of withdrawal may not be limited by any other provision of the deposit agreement.

The depositary shall not knowingly accept for deposit under the deposit agreement any preferred shares or other deposited securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such preferred shares.

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Pre-release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying preferred shares. This is called a pre-release of the ADSs. The depositary may also deliver preferred shares upon cancellation of pre-released ADSs (even if the ADSs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying preferred shares are delivered to the depositary. The depositary may receive ADSs instead of preferred shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person or entity to whom the pre-release is being made (a) represents to the depositary in writing that at the time of the pre-release transaction it or its customer owns the preferred shares or ADSs that are to be delivered by it under such pre-release transaction, (b) agrees to indicate the depositary as owner of such preferred shares or ADSs in its records and to hold such preferred shares or ADSs in trust for the depositary until such preferred shares or ADSs are delivered to the depositary or the custodian, (c) unconditionally guarantees to deliver such preferred shares or ADSs to the depositary or the custodian, as the case may be, and (d) agrees to any additional restrictions or requirements that the depositary deems appropriate; (2) at all times the pre-release is fully collateralized with cash, United States government securities or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days' notice. Each pre-release is subject to further indemnities and credit regulations as the depositary considers appropriate. In addition, the depositary will normally limit the number of ADSs that may be outstanding at any time as a result of pre-release to 30% of the aggregate number of ADSs then outstanding, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

Governing Law/Waiver of Jury Trial

The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of deposited securities (including preferred shares represented by ADSs) are governed by the laws of the Federative Republic of Brazil (or, if applicable, such other laws as may govern the deposited securities).

AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST US AND/OR THE DEPOSITARY BANK.

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ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of Brazil. Substantially all of our directors and officers and certain of the experts named herein are non-U.S. residents, and all or a significant portion of the assets of those persons may be, and the most significant portion of our assets are, located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon those persons or to enforce against them or against us in U.S. courts judgments predicated upon civil liability provisions of the U.S. federal or state securities laws.

A judgment obtained outside Brazil against us, the Selling Shareholders, our directors and officers, or the experts named in this prospectus, would be enforceable in Brazil, without reconsideration of the merits, upon confirmation of that judgment by the Brazilian Superior Court of Justice. That confirmation will occur if the foreign judgment (i) complies with all formalities required for enforcement under the laws of the jurisdiction where it was rendered; (ii) is issued by a court of competent jurisdiction after proper service of process on the parties and such service either complies with Brazilian law, if made in Brazil, or, after sufficient evidence of the parties' absence from Brazil, as required by applicable law; (iii) is final and thus, not subject to appeal; (iv) is apostilled by the appropriate authority of the state rendering such foreign judgment in accordance with the Hague Convention of October 5, 1961 Abolishing the Requirement of Legalization for Foreign Public Documents, or the Apostille Convention, or, if the rendering state is not a signatory to the Apostille Convention, is duly authenticated by the appropriate Brazilian consulate, and is accompanied by a sworn translation in Portuguese, except if waived by treaty; (v) does not conflict with a previous final and binding judgment on the same matter and involving the same parties issued in Brazil (res judicata); and (vi) is not contrary to Brazilian national sovereignty, public policy or public morality (as set forth in Brazilian law).

In addition, a plaintiff, whether Brazilian or non-Brazilian, that resides outside Brazil during the course of litigation in Brazil must provide a bond to guarantee court costs and legal fees if the plaintiff owns no real property in Brazil that could secure payment, except in the case of (i) exemptions provided by an international agreement or treaty to which Brazil is a signatory; (ii) an action for enforcement of an extrajudicial instrument (título executivo extrajudicial), which may be enforced in Brazilian courts without review on the merits; (iii) enforcement of a judgment, including foreign judgments that have been duly recognized by the Brazilian Superior Court of Justice; (iv) counterclaims; and (v) in the event of an international agreement ratified by Brazil that does not require the obligation to post a bond, as established under Article 83 of the Brazilian Code of Civil Procedure. This bond must be sufficient to satisfy the payment of court fees and defendant attorney's fees, as determined by the Brazilian judge, except in the cases indicated above. Notwithstanding the foregoing, we cannot assure you that confirmation of any judgment will be obtained, or that the process described above can be conducted in a timely manner.

Furthermore, to become a Level 2 segment of B3 company, we have adhered exclusively to the Market Arbitration Chamber of the B3 for resolution of disputes between us and our investors relating to or derived from the enforceability, validity, applicability, interpretation, breach and its effects, of the provisions of the Brazilian corporate law, the Company's bylaws, the rules published by the CMN, the Central Bank, the CVM, and other rules applicable to the Brazilian capital markets in general, including the Level 2 rules, the Level 2 listing agreement, the Level 2 sanctions regulation and the rules of the Market Arbitration Chamber of the B3. Therefore, any disputes among our shareholders and holders of ADSs, and disputes between us and our shareholders and holders of ADSs, will be submitted to the Market Arbitration Chamber of the B3. As a result, a court in the United States could require that a claim brought by a holder of ADSs predicated upon the U.S. securities laws be submitted to arbitration in accordance with our bylaws. In that event, a purchaser of ADSs would be effectively precluded from pursuing remedies under the U.S. securities laws in the U.S. courts. However, a court in the United States could allow claims predicated upon the U.S. securities laws brought by holders who purchased ADSs on the NYSE to be submitted to U.S. courts.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

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TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

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SELLING SHAREHOLDERS

Selling shareholders to be named in an applicable prospectus supplement may, from time to time, offer and sell some or all of the equity securities held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders may sell equity securities held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See "Plan of Distribution." Such selling shareholders may also sell, transfer or otherwise dispose of some or all of the equity securities held by them in transactions exempt from the registration requirements of the Securities Act.

We will provide you with a prospectus supplement, which will set forth the name of each selling shareholder, the number of equity securities beneficially owned by such selling shareholder and the number of equity securities they are offering. The applicable prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the applicable prospectus supplement.

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PLAN OF DISTRIBUTION

At the time of offering any securities, we will supplement the following summary of the plan of distribution with a description of the offering, including the particular terms and conditions thereof, set forth in an applicable prospectus supplement relating to those securities.

Each prospectus supplement with respect to a series of securities will set forth the terms of the offering of those securities, including the name or names of any underwriters or agents, the price of such securities and the net proceeds to us from such sale, any underwriting discounts, commissions or other items constituting underwriters' or agents' compensation, any discount or concessions allowed or reallowed or paid to dealers and any securities exchanges on which those securities may be listed.

We and any selling shareholder may sell the securities:

•	through agents;
•	to or through underwriters or dealers;
•	directly to purchasers; or
•	through a combination of any of these methods of sale.

Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters' compensation and any securities exchanges on which the securities are listed will be described in the applicable prospectus supplement.

In accordance with Rule 5110 of the Financial Industry Regulatory Authority, Inc., in no situation will underwriting compensation exceed 8% of the gross proceeds of any offering pursuant to the registration statement of which this prospectus forms part.

We and any selling shareholder (directly or through agents) may sell, and, if applicable, the underwriters may resell, the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

In connection with the sale of the securities, the underwriters or agents may receive compensation from us or from purchasers of the securities for whom they may act as agents. The underwriters may sell the securities to or through dealers, who may also receive compensation from purchasers of the securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

If so indicated in the prospectus supplement relating to an issue of the securities, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the securities from us under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of these contracts.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the debt securities and the warrants and certain matters of U.S. law will be passed upon for us by Shearman & Sterling LLP, New York, New York and the validity of the preferred shares and other matters governed by Brazilian law will be passed upon for us by Pinheiro Neto Advogados, São Paulo, Brazil. Any underwriters will also be advised about certain legal matters by their own counsel, which will be named in any applicable prospectus supplement.

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EXPERTS

The consolidated financial statements of Azul S.A. appearing in Azul S.A.’s Annual Report (Form 20-F) for the year ended December 31, 2020, and the effectiveness of Azul S.A.’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young Auditores Independentes S.S., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

Under Brazilian Law, any provision, whether contained in the bylaws of a company or in any agreement, exempting any officer or director against any liability which by law or otherwise would attach to them in respect of negligence, misfeasance, breach of duty or trust, is void. A company may, however, indemnify an officer or director against any liability incurred by them in defending any proceedings, whether criminal or civil, in which a judgment is given in their favor. We have entered into indemnity agreements with two of our independent directors pursuant to which we agree to indemnify and hold each of them harmless for certain losses arising out of their respective positions as directors excluding any willful misconduct, fraud or severe negligence.

Item 9.	Exhibits.
Exhibit		Description
1.1	**	Form of Equity Securities Underwriting Agreement.

1.2	**	Form of Debt Securities Underwriting Agreement.
1.3	**	Form of Warrants Underwriting Agreement.

4.1		Deposit Agreement among the Registrant, Citibank N.A., as depositary, and all Holders and Beneficial Owners of American Depositary Shares issued thereunder, including the form of American Depositary Receipt.

4.2	*	Shareholders' Agreement, dated September 1, 2017, among TRIP Participações S.A., TRIP Investimentos Ltda., Rio Novo Locações Ltda., Calfinco Inc., Hainan Airlines Holding Co., and David Gary Neeleman and, as intervening and consenting party, Azul S.A. (previously filed on Form 6-K (File No. 001-38049) as filed with the SEC on September 5, 2017).

4.3		Amendment to the Shareholders' Agreement, dated March 3, 2021, among TRIP Participações S.A., TRIP Investimentos Ltda., Rio Novo Locações Ltda., Calfinco Inc., Calfinco Cayman Ltd., and David Gary Neeleman and, as intervening and consenting party, Azul S.A..

4.4		Form of Indenture.

4.5	*	Fifth Amended and Restated Registration Rights Agreement, dated as of August 3, 2016, among Azul S.A. and the signatories thereunder. (previously filed as Exhibit 4.3 of our registration statement on Form F-1 (File No. 333-215908) as filed with the SEC on February 6, 2017).

4.6	**	Form of Debt Securities.
4.7	**	Form of Warrant Agreement

5.1		Opinion of Pinheiro Neto Advogados, Brazilian legal counsel of the Registrant, as to the legality of the preferred shares.

5.2		Opinion of Shearman & Sterling LLP, US legal counsel of the Registrant, as to the legality of the debt securities and warrants.

23.1		Consent of Ernst & Young Auditores Independentes S.S.

23.2		Consent of Pinheiro Neto Advogados, Brazilian legal counsel of the Registrant (included in Exhibit 5.1).

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23.3		Consent of Shearman & Sterling LLP, US legal counsel of the Registrant (included in Exhibit 5.2).

24.1		Powers of Attorney (included on signature page to the Registration Statement).

25.1	***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939.

*Previously filed.
**To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed or furnished under the Exchange Act and incorporated by reference.
***Where applicable, to be filed subsequently in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 10.	Undertakings.
(a)	The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii)       to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that clauses (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Consolidated financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, consolidated financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those consolidated financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such consolidated financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Form F-3.

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(5)       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)       each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)       each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)       That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)       the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

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(iv)       any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit		Description
1.1	**	Form of Equity Securities Underwriting Agreement.

1.2	**	Form of Debt Securities Underwriting Agreement.
1.3	**	Form of Warrants Underwriting Agreement.

4.1		Deposit Agreement among the Registrant, Citibank N.A., as depositary, and all Holders and Beneficial Owners of American Depositary Shares issued thereunder, including the form of American Depositary Receipt.

4.2	*	Shareholders' Agreement, dated September 1, 2017, among TRIP Participações S.A., TRIP Investimentos Ltda., Rio Novo Locações Ltda., Calfinco Inc., Hainan Airlines Holding Co., and David Gary Neeleman and, as intervening and consenting party, Azul S.A. (previously filed on Form 6-K (File No. 001-38049) as filed with the SEC on September 5, 2017).

4.3		Amendment to the Shareholders' Agreement, dated March 3, 2021, among TRIP Participações S.A., TRIP Investimentos Ltda., Rio Novo Locações Ltda., Calfinco Inc., Calfinco Cayman Ltd., and David Gary Neeleman and, as intervening and consenting party, Azul S.A.

4.4		Form of Indenture.

4.5	*	Fifth Amended and Restated Registration Rights Agreement, dated as of August 3, 2016, among Azul S.A. and the signatories thereunder. (previously filed as Exhibit 4.3 of our registration statement on Form F-1 (File No. 333-215908) as filed with the SEC on February 6, 2017).

4.6	**	Form of Debt Securities.
4.7	**	Form of Warrant Agreement.

5.1		Opinion of Pinheiro Neto Advogados, Brazilian legal counsel of the Registrant, as to the legality of the preferred shares.

5.2		Opinion of Shearman & Sterling LLP, US legal counsel of the Registrant, as to the legality of the debt securities and warrants.

23.1		Consent of Ernst & Young Auditores Independentes S.S.

23.2		Consent of Pinheiro Neto Advogados, Brazilian legal counsel of the Registrant (included in Exhibit 5.1).

23.3		Consent of Shearman & Sterling LLP, US legal counsel of the Registrant (included in Exhibit 5.2).

24.1		Powers of Attorney (included on signature page to the Registration Statement).

25.1	***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939.

*Previously filed.

**To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed or furnished under the Exchange Act and incorporated by reference.

***Where applicable, to be filed subsequently in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Barueri, São Paulo, Brazil, on June 30, 2021.

AZUL S.A.
By:	/s/ ALEXANDRE WAGNER MALFITANI Alexandre Wagner Malfitani Chief Financial Officer

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POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of John Peter Rodgerson and Alexandre Wagner Malfitani as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any and all related registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact and agent, or its substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN PETER RODGERSON John Peter Rodgerson	Chief Executive Officer	June 30, 2021
/s/ ALEXANDRE WAGNER MALFITANI Alexandre Wagner Malfitani	Chief Financial Officer	June 30, 2021
/s/ ABHI MANOJ SHAH Abhi Manoj Shah	Chief Revenue Officer	June 30, 2021
/s/ ANTONIO FLÁVIO TORRES MARTINS COSTA Antonio Flávio Torres Martins Costa	Chief Operating Officer	June 30, 2021
/s/ RENATA BANDEIRA Renata Bandeira	Controller	June 30, 2021
/s/ DAVID GARY NEELEMAN David Gary Neeleman	Director	June 30, 2021
/s/ JOSÉ MARIO CAPRIOLI DOS SANTOS José Mario Caprioli dos Santos	Director	June 30, 2021
* Sérgio Eraldo de Salles Pinto	Director
/s/ CAROLYN LUTHER TRABUCO Carolyn Luther Trabuco	Director	June 30, 2021
/s/ GELSON PIZZIRANI Gelson Pizzirani	Director	June 30, 2021
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/s/ RENAN CHIEPPE Renan Chieppe	Director	June 30, 2021
/s/ DECIO LUIZ CHIEPPE Decio Luiz Chieppe	Director	June 30, 2021
* Michael Paul Lazarus	Director
* Peter Allan Otto Seligmann	Director
/s/ PATRICK WAYNE QUAYLE Patrick Wayne Quayle	Director	June 30, 2021
* Gilberto de Almeida Peralta	Director
/s/ COLLEEN A. DE VRIES Colleen A. De Vries SVP on behalf of Cogency Global Inc.	Authorized U.S. Representative	June 30, 2021

*       Denotes directors that did not sign this registration statement.

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AUTHORIZED REPRESENTATIVE

Under the Securities Act, the undersigned, the duly authorized representative in the United States of Azul S.A., has signed this registration statement in New York, New York, on June 30, 2021.

By:	/s/ COLLEEN A. DE VRIES Colleen A. De Vries SVP on behalf of Cogency Global Inc. Authorized Representative in the United States

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